As filed with the Securities and Exchange Commission on December 21, 2020

Registration No. 333-251297

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dragon Victory International Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hanshi Tower 22nd Floor, No. 1786 Binsheng Road,

Binjiang District, Hangzhou, Zhejiang Province, China

+86-571-82213772

Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Ying Li, Esq.

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price(3)		Amount of Registration Fee(7)
Primary Offering
Ordinary shares, $0.0001 par value(4)
Warrants(4)
Units(4)
Total for Primary Offering				$30,000,000	(5)

Secondary Offering by a Selling Shareholder
Ordinary shares, par value $0.0001 per share	1,050,000	$2.76	(6)	$2,898,000	(6)
Total				$32,898,000		$3,589.17

(1)	Also includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $30,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange, or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Except as provided in Rule 426(b) under the Securities Act of 1933, as amended (the “Securities Act”), in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $30,000,000. In addition, up to 1,050,000 ordinary shares, which include 50,000 ordinary shares that have already been issued and up to 1,000,000 ordinary shares that may be issued to the selling shareholder described herein upon conversion of convertible debentures issued in a private placement in November 2020, may be sold from time to time pursuant to this registration statement by the selling shareholder.

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any share sub-division, share capitalization or similar transaction.

(3)	Includes consideration to be received by the Registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(4)	Pursuant to General Instruction II.C. of Form F-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(5)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the ordinary shares on December 10, 2020, as reported on the NASDAQ Capital Market.

(7)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-251297) (this “Amendment No. 1”) is to amend the signature pages to indicate the capacity in which each person signs the registration statement. No other changes have been made to the registration statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, and the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, China, on December 21, 2020.

DRAGON VICTORY INTERNATIONAL LIMITED

By:	/s/ Limin Liu
	Name:	Limin Liu
	Title:	Chief Executive Officer, Chairman of the Board of Directors, and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Limin Liu	Chief Executive Officer, Chairman of the Board of Directors, and Director	December 21, 2020
Limin Liu	(Principal Executive Officer)

/s/ Xiaohua Gu	Chief Financial Officer	December 21, 2020
Xiaohua Gu	(Principal Accounting and Financial Officer)

*	Director	December 21, 2020
Wei Wang

*	Director	December 21, 2020
Bin Liu

*	Director	December 21, 2020
Wenbing Wang

*	Director	December 21, 2020
Jingxin Tian

*By:	/s/ Limin Liu
Name: Limin Liu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Dragon Victory International Limited, has signed this registration statement thereto in New York, NY on December 21, 2020.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President